Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Northfield Bancorp, Inc.:
We consent to incorporation by reference in the Registration Statement No. 333-147500 of Northfield Bancorp, Inc. on Form S-8 of our report dated June 22, 2011, relating to the financial statements appearing in this Annual Report on Form 11-K of the Northfield Bank Employee Savings Plan.
/s/ Withum Smith + Brown, PC
Morristown, New Jersey
June 22, 2011